UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2007

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-49636 (Commission File Number)	86-0913802 (I.R.S. Employer Identification No.)

4350 La Jolla Village Drive, Suite 900
San Diego, CA 92121
(Address of Principal Executive Offices)
(858) 431-4010

(Registrants telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2007, Gregory M. Decker, our Chief Financial Officer, resigned as our Chief Financial Officer in order to pursue a new employment opportunity. Mr. Decker has agreed to remain with us through May 24, 2007 to facilitate with transition matters.

On May 11, 2007, we appointed John Conaton, who was serving as our Controller and Secretary, as our Vice President of Finance and Chief Financial Officer.

Mr. Conaton has over twenty years of public accounting and senior financial management experience. He has been our Controller since September 2006 and our Secretary since May 2007. From January 2002 to September 2006, Mr. Conaton served as the CFO and Controller of Natural Pharmaceuticals, Inc., a multinational pharmaceutical company producing synthetic cancer drugs based in Beverly, Massachusetts. From November 2000 to January 2002, Mr. Conaton was the Controller of a Boston-based distribution company. From November 1993 to November 2000, Mr. Conaton worked in the Commercial Industries group with Wolf & Company, P.C., a regional public accounting firm based in Boston, Massachusetts. Mr. Conaton is a Certified Public Accountant and holds a bachelors degree in Accounting from the University of Massachusetts Lowell.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Systems, Inc.

Date: May 14, 2007	By:	/s/ Donald Tucker
Donald Tucker
Chief Executive Officer

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